NSAR 				Exhibit 77Q
811-05088
The AB Portfolios - AB Growth Fund
THE ALLIANCEBERNSTEIN PORTFOLIOS


AMENDMENT NO. 5 TO AGREEMENT AND
DECLARATION OF TRUST




		The undersigned, being at least a majority of the duly elected and qualified Trustees of The
AllianceBernstein Portfolios, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated
March 26, 1987, as amended, do hereby:

      FIRST:  Amend Article I, Section 1 of the
Agreement and Declaration of Trust by striking out said
Section in its entirety and inserting in lieu thereof the following:

	Section 1.	This Trust shall be known as
The AB Portfolios, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

	SECOND:  Amend Article III, Section 1 of the
Agreement and Declaration of Trust by striking out the last sentence thereof and inserting in lieu thereof the following:

	Section 1.	Without limiting the
authority of the Trustees set forth in this
Section 1, each of the following Series and classes shall be, and is hereby, established and designated: AB Growth Fund, AB
Balanced Wealth Strategy, AB Wealth
Appreciation Strategy, AB Conservative
Wealth Strategy, AB Tax-Managed
Balanced Wealth Strategy, AB Tax-
Managed Wealth Appreciation Strategy, and
AB Tax-Managed Conservative Wealth
Strategy, which each such Series may issue from time to time, shall be, and are hereby, established and designated, which classes shall have the respective rights and preferences as may be determined from time to time by the Trustees.

		This instrument shall become effective on January 20, 2015. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

		IN WITNESS WHEREOF, the undersigned
have signed this amendment as of the date set forth below.




_ /s/ John H. Dobkin_____________		Date:
01/19/2015
John H. Dobkin


_/s/ Michael J. Downey___________		Date:
01/16/2015
Michael J. Downey


_/s/ William H. Foulk, Jr.________		Date:
01/15/2015
William H. Foulk, Jr.


_/s/_ D. James Guzy____________		Date:
01/16/2015
D. James Guzy


_/s/ Nancy P. Jacklin___________		Date:
01/16/2015
Nancy P. Jacklin


_/s/ Robert M. Keith_____________		Date:
01/16/2015
Robert M. Keith


_/s/ Garry L. Moody_____________		Date:
01/16/2015
Garry L. Moody


_/s/ Marshall C. Turner, Jr.________		Date:
01/16/2015
Marshall C. Turner, Jr.


_/s/ Earl D. Weiner______________		Date:
01/16/2015
Earl D. Weiner










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